Exhibit 10(h)

EXECUTION VERSION

AMENDMENT NUMBER TWO

TO THE

HARRIS CORPORATION

2005 DIRECTORS’ DEFERRED COMPENSATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2005 Directors’ Deferred Compensation Plan, as amended and restated effective January 1, 2009 (the “Plan”);

WHEREAS, pursuant to Paragraph 10 of the Plan, the Board of Directors of the Corporation (the “Board”) has the authority to amend the Plan; and

WHEREAS, the Board has approved an amendment to the Plan to modify non-elective deferrals of Harris Stock Equivalents (as defined in the Plan) to be credited to non-employee directors in consideration of their service on the Board during 2016;

NOW, THEREFORE, pursuant to action by the Board, Section 3(a) of the Plan hereby is amended, effective as of December 4, 2015, to delete the first and second sentences thereof in their entirety and replace such sentences with the following:

On January 1, April 1, July 1, and October 1 (each such day an “Award Date”) of each year, commencing January 1, 2016, the Corporation shall credit the Harris Stock Equivalents Subaccount of each Non-Employee Director with a number of Harris Stock Equivalents (the “Non-Elective Deferred Units”) having a Fair Market Value equal to $33,750; provided, however, that for 2016, the Corporation shall credit the Harris Stock Equivalents Subaccount of each Non-Employee Director with a number of Non-Elective Deferred Units having a Fair Market Value equal to $33,750 on January 1 and October 1 and the Non-Employee Directors shall not be credited with any Non-Elective Deferred Units on April 1 and July 1. The Non-Elective Deferred Units shall be in consideration for such Non-Employee Director’s service on the Board during the preceding calendar quarter.

IN WITNESS WHEREOF, the Corporation has caused this amendment to the Plan to be executed by its duly authorized officer as of December 4, 2015.

HARRIS CORPORATION

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Chairman, President and Chief Executive Officer

ATTEST

/s/ Scott T. Mikuen
Scott T. Mikuen
Secretary
Harris Corporation